ABRAMS INDUSTRIES, INC.
                          ATLANTA, GEORGIA

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                      TO BE HELD ON AUGUST 21, 1996

        The annual meeting of shareholders of ABRAMS INDUSTRIES, INC. (the "Company") will be held on Wednesday, August 21, 1996, at 4:00 P.M., Atlanta time, in the Board Room of the Company, 5775-A Glenridge Drive, NE, Suite 202, Atlanta, Georgia, for the purpose of considering and voting upon the following:

                (1) The election of ten Directors to constitute the Board of Directors until the next annual meeting and until their successors are elected and qualified.

                (2) Such other matters as may properly come before the meeting or any and all adjournments thereof.

          The Board of Directors has fixed the close of business on July 15, 1996, as the record date for the determination of the shareholders who will be entitled to notice of, and to vote at, this meeting or any and all adjournments thereof.



                                            BY ORDER OF THE BOARD OF
                                            DIRECTORS




                                            Joseph H. Rubin
                                            PRESIDENT


ATLANTA, GEORGIA
JULY 19, 1996

          IMPORTANT - YOUR PROXY IS ENCLOSED.
  PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY PROMPTLY.
       NO POSTAGE IS REQUIRED IF MAILED
 IN THE UNITED STATES IN THE ACCOMPANYING ENVELOPE.

                      ABRAMS INDUSTRIES, INC.

                         EXECUTIVE OFFICES

                      5775-A GLENRIDGE DRIVE, NE
                                SUITE 202
                         ATLANTA, GEORGIA 30328


                             PROXY STATEMENT

          The following information is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for the annual meeting of shareholders to be held on Wednesday, August 21, 1996, at 4:00 P.M., Atlanta time, in the Board Room of the Company, at the above address. A copy of the Company's annual report for the fiscal year ended April 30, 1996, and a proxy for use at the meeting are enclosed with this proxy statement. This proxy statement and the enclosed proxy were first mailed to shareholders on or about July 19, 1996.

                             GENERAL INFORMATION

          Any proxy given pursuant to this solicitation may be revoked, without compliance with any other formalities, by any shareholder who attends the meeting and gives oral notice of his or her election to vote in person. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the President of the Company a notice of revocation or a duly executed proxy for the same shares bearing a later date. All proxies of shareholders solicited by the Company which are properly executed and received by the President of the Company prior to the meeting, and which are not revoked, will be voted at the meeting. The shares represented by such proxies will be voted in accordance with the instructions thereon, and unless specifically instructed to vote otherwise, the individuals named in the enclosed proxy will vote to elect all the nominees as set forth in this proxy statement. Abstentions and broker non-votes will be included in determining whether a quorum is present at the Annual Meeting, but will otherwise have no effect on the election of the nominees for Director. A system administered by the Company's transfer agent will tabulate the votes cast.

          The cost of soliciting proxies is paid by the Company. Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Company's common stock, $1.00 par value per share (the "Common Stock"), and normal handling charges may be paid for such forwarding service.
 In addition to soliciting by mail, Directors and regular employees of the Company, at no additional compensation, may assist in soliciting proxies by telephone or telegraph.

          As of July 15, 1996, the record date for the annual meeting, there were 2,970,856 shares of Common Stock outstanding and entitled to vote. The holders of Common Stock, the only class of voting stock of the Company outstanding, are entitled to one vote per share.

                        NOMINATION AND ELECTION OF DIRECTORS

          The Board of Directors recommends the election of the ten (10) nominees listed on pages 2 and 3 to constitute the entire Board to hold office until the next annual meeting of shareholders and until their successors are elected and qualified. If, at the time of the annual meeting, any of such nominees should be unable to serve, the persons named in the proxy will vote for such substitutes or vote to reduce the number of Directors for the ensuing year as management recommends. Management has no reason to believe that any substitute nominee or nominees or reduction in the number of Directors for the ensuing year will be required. The affirmative vote of a plurality of the votes cast is required to elect the nominees.

          All of the nominees are now Directors of the Company and have served continuously since their first election. The following information relating to: (1) age as of August 21, 1996; (2) directorships in other publicly-held companies; (3) positions with the Company; (4) principal employment; and (5) Common Stock owned beneficially as of June 30, 1996, has been furnished by the respective nominees. Except as otherwise indicated, each nominee has been or was engaged in his present or last principal employme nt, in the same or a similar position, for more than five years.

=====================================================================================================
                                                                                            SHARES OF COMMON
                                                                                               STOCK OWNED
                                               INFORMATION ABOUT NOMINEES                       BENEFICIALLY
             NAME                                     FOR DIRECTOR                           (PERCENT OF CLASS)
- - -----------------------------    --------------------------------------------                ------------------

Alan R. Abrams                   A Director of the Company since 1992, he has                    148,238 <F1>
                                 been President of Abrams Properties, Inc.                          (4.99)
                                 since September 1994.  Prior to that he served
                                 as Vice President of Abrams Properties, Inc.
                                 Mr. Abrams is 41.

Bernard W. Abrams                A Director of the Company since 1952, he                        612,208 <F2>
                                 has been Chairman of the Executive                                (20.61)
                                 Committee since August 1995.  Prior to that
                                 he served as Chairman of the Board of
                                 Directors and Chief Executive Officer.
                                 Mr. Abrams is 71.

Edward M. Abrams                 A Director of the Company since 1953, he                        608,900 <F3>
                                 has been Chairman of the Board of                                 (20.50)
                                 Directors and Chief Executive Officer since
                                 August 1995.  Prior to that he served as
                                 President and Chief Operating Officer of
                                 the Company.  Mr. Abrams is 69.

J. Andrew Abrams                 A Director of the Company since 1992, he                        135,535 <F4>
                                 has been a Vice President of Abrams Fixture                       (4.56)
                                 Corporation since September 1994.  Prior to
                                 that he served as Vice President of Abrams
                                 Properties, Inc.  Mr. Abrams is 36.

Paula Lawton Bevington           A Director of the Company since 1992,                               200*
                                 she is Chairman of Servidyne Systems, Inc.
                                 (mechanical engineering services company).
                                 Ms. Bevington is 58.

Richard H. Danielson             A Director of the Company since 1978, he                           1,661*
                                 retired in 1982 as Regional Vice President
                                 of Amoco Oil Company.  Mr. Danielson is 75.

Donald W. MacLeod                A Director of the Company since 1984, he                           2,500*
                                 is Chairman of the Board and Chief
                                 Executive Officer of IRT Property Company
                                 (a real estate investment trust).  Mr. MacLeod
                                 is 71.

L. Anthony Montag                A Director of the Company since 1969, he                         5,461* <F5>
                                 is the owner of A. Montag & Associates
                                 (investment counselors).  Mr. Montag is 62.

Joseph H. Rubin                  A Director of the Company since 1983,                            17,988* <F6>
                                 he has been President, Chief Operating Officer
                                 and Chief Financial Officer of the Company
                                 since August 1995.  Prior to that he served
                                 as Executive Vice President and Secretary
                                 of the Company.  Mr. Rubin is 53.


Felker W. Ward, Jr.              A Director of the Company since 1992,                              2,000*
                                 he is President of Ward and Associates, Inc.

                                 (investment bankers). He is a Director of Atlanta Gas Light Company. Mr. Ward is 63.

*Owns less than 1% of outstanding shares.
===========================================================================================================

<F1> Includes 14,132 shares owned by Mr. Abrams as custodian for his minor children, 100 shares owned by his wife and 58,145 shares with respect to which Mr. Abrams holds a power of attorney for his sister.

<F2> Does not include 144,817 shares (4.87% of the outstanding shares) owned by trusts established by the parents of Bernard W. Abrams, and under which Bernard W. Abrams and his children are beneficiaries. Both trusts are administered by an independent trustee who holds the power to vote and dispose of the shares.

<F3> Includes 12,389 shares owned jointly with Mr. Abrams' wife and 16,109 shares owned by Mrs. Abrams. Does not include 144,817 shares (4.87% of the outstanding shares) owned by trusts established by the parents of Edward M. Abrams and under which Edward M. Abrams and his children are beneficiaries. Both trusts are administered by an independent trustee who holds the power to vote and dispose of the shares.

<F4> Includes 58,145 shares with respect to which Mr. Abrams holds a power of attorney for his sister.

<F5> Shares are owned by a partnership of which Mr. Montag is the managing partner and in which he has a substantial beneficial interest.

<F6> Includes 12,166 shares owned jointly with Mr. Rubin's wife, 4,000 shares which may be acquired under presently exercisable stock options and 1,822 shares owned by Mrs. Rubin.

          Bernard W. Abrams and Edward M. Abrams are brothers. Alan R. Abrams and J. Andrew Abrams are sons of Edward M. Abrams and nephews of Bernard W. Abrams. There are no other family relationships between any Director or Executive Officer and any other Director or Executive Officer of the Company.

              MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

          The Board of Directors held four meetings and the Audit Committee held one meeting during the year ended April 30, 1996. All of the Directors attended at least 75% of the aggregate of such meetings and the meetings of each committee of the Board on which they serve, with the exceptions of Donald W. MacLeod and L. Anthony Montag who attended 60% of the aggregate of such meetings.

          The Board has a standing Executive Committee consisting of Bernard
W. Abrams, Edward M. Abrams, Alan R. Abrams, J. Andrew Abrams and Joseph H. Rubin. This committee is empowered to take actions that do not require the approval of the full Board of Directors. All actions of the Executive Committee are subsequently reviewed and approved by the full Board of Directors. No fees are paid for service on this Committee.

          The Board has a standing Audit Committee currently consisting of Richard H. Danielson, Donald W. MacLeod and Felker W. Ward, Jr. This committee is authorized to review the scope and results of audits and recommendations made relating to internal controls by the external and internal auditors; appraise the independence of, and recommend the appointment of the external auditors; and review the adequacy of the Company's financial controls. The Audit Committee held one meeting during the year ended April 30, 1996.

          The Board formed a Compensation Committee on May 22, 1996. The committee currently consists of Paula Lawton Bevington, Richard H. Danielson, Donald W. MacLeod, L. Anthony Montag and Felker W. Ward, Jr. This committee is authorized to review and approve the compensation of the Company's Executive Officers.

          The Company does not have a Nominating Committee.

PRINCIPAL HOLDERS OF THE COMPANY'S SECURITIES
AND HOLDINGS BY EXECUTIVE OFFICERS AND DIRECTORS

          The following table sets forth as of June 30, 1996, the beneficial ownership of the Common Stock by each "person" (as that term is defined by the Securities and Exchange Commission) who owns of record, or is known by management to own beneficially, more than 5% of the outstanding shares of such stock, by all Executive Officers of the Company who are not Directors, and by all Executive Officers and Directors of the Company as a group.

- - ------------------------------------------------------------------------------------------------------------------
                                                                            SHARES OF                PERCENTAGE OF
                                                                        COMMON STOCK OWNED            OUTSTANDING
NAME AND ADDRESS                                                           BENEFICIALLY                  SHARES
- - ----------------------                                                  ------------------           -------------
Bernard W. Abrams                                                            612,208 <F1>                 20.61
Post Office Box 76600
Atlanta, Georgia 30358

Edward M. Abrams                                                             608,900 <F2>                 20.50
Post Office Box 76600
Atlanta, Georgia 30358

B. Michael Merritt                                                                -                         -
Post Office Box 76600
Atlanta, Georgia 30358

Richard V. Priegel                                                             l3,933 <F3>                  *
Post Office Box 76600
Atlanta, Georgia 30358

All Executive Officers                                                       1,548,624 <F4>               52.13
          and Directors as a group
*Less than 1%
- - ----------------------------------------------------------------------------------------------------------------

<F1> Does not include 144,817 shares (4.87% of the outstanding shares) owned by trusts established by the parents of Bernard W. Abrams, and under which Bernard W. Abrams and his children are beneficiaries. Both trusts are administered by an independent trustee who holds the power to vote and dispose of the shares.

<F2> Includes 12,389 shares owned jointly with Mr. Abrams' wife and 16,109 shares owned by Mrs. Abrams. Does not include 144,817 shares (4.87% of the outstanding shares) owned by trusts established by the parents of Edward M. Abrams, and under which Edward M. Abrams and his children are beneficiaries. Both trusts are administered by an independent trustee who holds the power to vote and dispose of the shares.

<F3> Includes 13,666 shares which may be acquired under presently exercisable stock options.

<F4> Includes 17,666 shares which may be acquired under presently exercisable stock  options.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

          The following table sets forth all cash compensation paid by the Company and its subsidiaries (for the purposes of this section collectively referred to as the "Company") to the Chief Executive Officer ("CEO") and the five other Executive Officers for services rendered in all capacities during the Company's last three fiscal years:

                                                         Annual Compensation             Other
                                                         ---------------------           Annual          All Other
                Name and                       Fiscal    Salary          Bonus        Compensation    Compensation
           Principal Position                   Year        ($)         ($) <F1>       ($) <F2>            ($)
           ------------------                  ------    --------       --------      ------------     ------------
 Edward M. Abrams                               1996      341,744        76,555            --             33,759 <F3>
    Chairman of the Board of Directors          1995      341,744        73,693            --             32,161
    and Chief Executive Officer                 1994      298,090        51,270            --             44,436

 Joseph H. Rubin                                1996      251,836        51,611            --             31,347 <F4>
    Director, President, Chief Operating        1995      251,836        47,233            --             30,459
    Officer and Chief Financial Officer         1994      208,078        32,908            --             42,509

 Bernard W. Abrams                              1996      246,334        79,416            --             16,959 <F5>
    Director, Chairman of the Executive         1995      341,744        73,693            --             33,614
    Committee                                   1994      298,090        51,270            --             45,816

 Alan R. Abrams                                 1996      123,614        16,164            --             17,886 <F6>
    Director, President,                        1995      105,000        26,307            --             16,324
    Abrams Properties, Inc.                     1994      100,000        22,909            --             22,545

 B. Michael Merritt                             1996      108,925       119,958            --             15,925 <F7>
    President, Abrams Construction,             1995      103,980       107,913            --             15,845
    Inc.                                        1994      101,880        91,105            --             14,824

 Richard V. Priegel                             1996      117,988         6,269            --               --
    President, Abrams Fixture                   1995      117,988         6,269            --              1,378
    Corporation                                 1994      112,372        87,635            --             14,134

<F1> Includes cash bonuses, cash profit-sharing (both accrued and deferred, during the applicable fiscal year, at the election of the Executive Officer), and special incentive payments.

<F2> Perquisites and other benefits paid by the Company on behalf of the
     Executive Officers do not  meet the SEC threshold for disclosure.

<F3> Includes benefits derived from Company paid premiums on split dollar life insurance policies of $4,101, amounts credited to Mr. Abrams' account in the Company's Deferred Profit-Sharing Plan of $18,258, and directors fees of $11,400.

<F4> Includes amounts credited to Mr. Rubin's account in the Company's
     Employee's Deferred Compensation Plan of $1,606, benefits derived from Company paid premiums on a split dollar life insurance policy of $83, amounts credited to Mr. Rubin's account in the Company's Deferred Profit-Sharing Plan of $18,258, and directors fees of $11,400.

<F5> Includes benefits derived from Company paid premiums on a split dollar life insurance policy of  $5,559, and directors fees of $11,400.

<F6> Includes amounts credited to Mr. Abrams' account in the Company's
     Deferred Profit-Sharing Plan of $6,486, and directors fees of $11,400.

<F7> The amount credited to Mr. Merritt's account in the Company's Deferred
     Profit-Sharing Plan.

          The Company entered into an employment agreement with Mr. Bernard
W. Abrams effective August 23, 1995, when Mr. Abrams ceased to be Chairman of the Board of Directors and Chief Executive Officer. This agreement, which provides that Mr. Abrams will serve initially as Chairman of the Executive Committee, continues for a ten-year term or until Mr. Abrams' death or disability, if earlier, and provides for an initial annual salary of $200,000 with annual increases of 5%. Mr. Abrams is also entitled to participate in other employee benefit plans generally provided by the Company.

                 OPTION EXERCISES AND FISCAL YEAR-END VALUES

          The following table shows for the Company's CEO and other Executive Officers named in the Summary Compensation Table shown on the previous page, the number of shares covered by both exercisable and non-exercisable stock options as of April 30, 1996, and the values for "in-the-money" options, based on the positive spread between the exercise price of any such existing stock options and the fiscal year-end price of the Company's Common Stock.

          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
          AND FISCAL YEAR-END OPTION VALUES

                         SHARES                  NUMBER OF SHARES OF SECURITIES          VALUE OF UNEXERCISED
                      ACQUIRED ON    VALUE         UNDERLYING UNEXERCISED OPTIONS        IN-THE-MONEY OPTIONS AT
                        EXERCISE    REALIZED             AT APRIL 30, 1996                    APRIL 30, 1996
           NAME            (#)          ($)      EXERCISABLE         UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
           ----       -----------   --------     -----------         -------------    -----------      -------------
 Edward M. Abrams          --           --           --                   --          $  --             $    --
 Joseph H. Rubin           --           --          4,000                 --            3,500                --
 Bernard W. Abrams         --           --           --                   --              --                 --
 Alan R. Abrams            --           --           --                   --              --                 --
 B. Michael Merritt        --           --           --                   --              --                 --
 Richard V. Priegel        --           --          13,666                --             6,125               --

                  BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

          The objectives of the Company's compensation program are to enhance the profitability of the Company, and thus shareholder value, by aligning compensation with business goals and performance and attracting, retaining and rewarding Executive Officers who contribute to the long-term success of the Company. In furtherance of these goals, the Company's compensation program for Executive Officers includes base salary, annual bonus and, in some cases, stock option incentives. In addition, at the discretion of the Board of Directors, selected Executive Officers may participate in the Senior Management Deferral Plan, which is designed to permit eligible employees to defer a portion of their incentive compensation. No Executive Officer who is also a Director participated in deliberations concerning his own salary.

          SALARY. The Board of Directors of the Company or the Board of Directors of a subsidiary company, as the case may be, determines the base salary for the Executive Officers, including the CEO, based upon the financial performance (including profitability and/or revenues) of the Company or subsidiary, as the case may be, and upon the individual's level of responsibility, time with the Company, contribution and performance. Evaluation of these factors is subjective, and no fixed, relative weights are assigned to the criteria considered. The beginning point for determining the salary is the base salary the Executive Officer received in the prior fiscal year. Neither the CEO nor the President received a salary increase for fiscal 1996.

          BONUS. The majority of the Bonuses and All Other Compensation reported in the Summary Compensation Table was paid pursuant to the Company's profit-sharing plan. In general, all employees meeting certain service requirements are eligible to participate in this plan. The aggregate contribution of the Company is set annually by the Board of Directors and then allocated based on the eligible compensation of participants. Year-end cash bonuses are also based on each employee's salary. As a result, profit-sharing plan allocations are based on the same factors as are the salaries of the Executive Officers.

          The Board of Directors of the Company or the Board of Directors of a subsidiary company, as the case may be, also determines the amount of an annual cash bonus, separate from the profit-sharing plan, for certain of the Executive Officers. These bonuses are based upon the financial performance (including profitability and/or revenues) of the Company or subsidiary, as the case may be, and upon the individual's level of responsibility, time with the Company, contribution and performance. During the most recently completed fiscal year, neither the CEO nor the President received any such annual cash bonus.

          STOCK OPTIONS. The Company also maintains a stock option plan to provide additional incentives to certain employees to maximize shareholder values. Options granted pursuant to this plan utilize vesting periods to encourage key employees to continue in the employ of the Company. The Company has granted options from time to time to a limited number of employees, including grants prior to fiscal 1996 to two of the executive officers other than the CEO. During fiscal 1996, the Company did not grant any options to the CEO or any Executive Officer named in the Summary Compensation Table.

          The Company does not anticipate that the law that serves to cap executive compensation that is deductible by the Company at $1,000,000 will have any impact on the compensation policies of the Company.

          The tables included in the proxy statement and accompanying narrative and footnotes, reflect the decisions covered by the above discussion. The foregoing report has been furnished by the members of the Board of Directors:

                   Bernard W. Abrams                     Richard H. Danielson
                   Edward M. Abrams                      Donald W. MacLeod
                   Alan R. Abrams                        L. Anthony Montag
                   J. Andrew Abrams                      Joseph H. Rubin
                   Paula Lawton Bevington                Felker W. Ward, Jr.

                         DIRECTORS COMPENSATION

          Each Director is paid a retainer of $550 per month and a fee of $1,200 per Board of Directors meeting attended. In addition, Directors who are members of the Audit Committee, but who are not Officers of the Company, are paid a fee of $600 for each Audit Committee meeting attended.

          DIRECTORS' DEFERRED COMPENSATION PLAN. The Company maintains a Directors' Deferred Compensation Plan (the "Deferred Compensation Plan") under which members of the Board of Directors of the Company may elect to defer to a future date receipt of all or any part of their compensation as Directors and/or as members of a committee of the Board. For purposes of the Deferred Compensation Plan, "compensation" means the retainer fees and meeting fees payable to such Directors by the Company in their capacities as Directors or as members of the Audit Committee of the Board of Directors.

          The Deferred Compensation Plan is administered by the Executive Committee of the Board of Directors. A committee member may not participate in any decision relating in any way to his individual rights or obligations as a participant under the Deferred Compensation Plan.

          The Company will make payments of deferred compensation and the earnings on such deferred compensation under the Deferred Compensation Plan at the time specified by each participant in a lump sum or, at the sole discretion of the participant, in no more than five equal annual installments. For the year ended April 30, 1996, five members of the Board of Directors (including three Executive Officers who are also Directors) participated in the Deferred Compensation Plan.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN ON
                  $100 INVESTMENT AMONG ABRAMS INDUSTRIES, INC.,
                    NASDAQ STOCK MARKET (U.S. COMPANIES) AND
                         NASDAQ NON-FINANCIAL STOCKS
                     ASSUMING REINVESTMENT OF DIVIDENDS

          Set forth below is a line graph comparing, for the five-year period ending April 30, 1996, the cumulative total shareholder return (stock price increase plus dividends, divided by beginning stock price) on the Company's common stock with that of (i) all U.S. companies quoted on NASDAQ and (ii) all non-financial companies quoted on NASDAQ. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                                         04/30/91    04/30/92  04/30/93  04/30/94    04/30/95  04/30/96
                                         --------    --------  --------  --------    --------  --------
 Abrams Industries, Inc.                 $100.00      $138.87   $163.97  $210.71     $166.41   $137.94
 NASDAQ Stock Market (US Companies)      $100.00      $121.23   $139.39  $155.07     $180.35   $257.11
 NASDAQ Non-Financial Stocks             $100.00      $117.40   $129.36  $144.64     $166.41   $235.68

                  BOARD INTERLOCKS AND INSIDER PARTICIPATION

          During the fiscal year ended April 30, 1996, the Board of Directors of the Company and of each subsidiary determined the annual compensation payable to its respective Executive Officers. The following directors of the Company served as officers or employees of the Company or one of its subsidiaries during the last fiscal year or prior thereto: Messrs. Bernard
W. Abrams, Edward M. Abrams, Alan R. Abrams, J. Andrew Abrams and Joseph H.
Rubin.

          INFORMATION CONCERNING THE COMPANY'S INDEPENDENT AUDITORS

          KPMG Peat Marwick LLP were the independent public accountants for the Company during the year ended April 30, 1996. Representatives of KPMG Peat Marwick LLP are expected to be present at the shareholders' meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The Board of Directors has not selected auditors for the present fiscal year because the matter has not yet been considered.

                        SHAREHOLDERS PROPOSALS

          In accordance with the provisions of Rule 14a-8(a)(3)(i) of the Securities and Exchange Commission, proposals of shareholders intended to be presented at the Company's 1997 annual meeting of shareholders must be received by the Company at its executive offices on or before March 21, 1997, in order to be eligible for inclusion in the Company's proxy statement and form of proxy for that meeting.

                             OTHER MATTERS

          The Board of Directors knows of no other matters to be brought before the annual meeting. However, if other matters should come before the annual meeting, it is the intention of each person named in the proxy to vote the proxy in accordance with his judgment of what is in the best interest of the Company.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              Joseph H. Rubin
                                              PRESIDENT

ATLANTA, GEORGIA
JULY 19, 1996

                     ABRAMS INDUSTRIES, INC.

        This Proxy is Solicited by the Board of Directors
              for the Annual Meeting of Shareholders
                  to be held on August 21, 1996

     The undersigned shareholder of Abrams Industries, Inc. hereby constitutes and appoints Edward M. Abrams and Joseph H. Rubin, and either of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act and to vote all of the undersigned's shares of Common Stock of Abrams Industries, Inc. at the Annual Meeting of Shareholders to be held in Atlanta, Georgia, on Wednesday, the 21st day of August 1996, at 4:00 P.M., and at any and all adjournments thereof as follows:

     It is understood that this Proxy confers discretionary authority in respect to matters not known to or determined by the undersigned at the time of mailing of notice of the meeting.

     The Board of Directors favors a vote "FOR" the election of the persons named in the Proxy Statement, and unless instructions to the contrary are indicated in the space provided, this Proxy will be so voted.

                 (Continued on the reverse side)
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES.

1.   ELECTION OF DIRECTORS

     NOMINEES: BERNARD W. ABRAMS; EDWARD M. ABRAMS; ALAN R.
ABRAMS; J. ANDREW ABRAMS; PAULA LAWTON BEVINGTON; RICHARD H.
DANIELSON; DONALD W. MACLEOD; L. ANTHONY MONTAG; JOSEPH H. RUBIN;
AND FELKER W. WARD

     /     /   FOR all nominees listed (except as marked to the
               contrary below.)

     /     /   WITHHOLD AUTHORITY to vote for all nominees
               listed.

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

- - -----------------------------------------------------------------


2. For the transaction of such other business as may lawfully come before the meeting; hereby revoking any proxies as to said shares heretofore given by the undersigned and ratifying and confirming all that said attorneys and proxies may lawfully do by virtue hereof.



     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated July 19, 1996, and the
     Proxy Statement furnished herewith.


     Dated and signed:  ---------------------------, 1996

     ------------------------------------------------------------
                              Signature

     ------------------------------------------------------------
                    Signature if shares held jointly


     (Signature should agree with name hereon. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. For joint accounts each owner should sign. Corporations should sign full corporate name by duly authorized officer.)

     This proxy is revocable at or at any time prior to the meeting. Please sign and return this Proxy in the accompanying prepaid envelope.